UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

PULASKI FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Missouri	0-24571	43-1816913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141
(Address of principal executive offices) (Zip Code)

(314) 878-2210
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the stockholders of Pulaski Financial Corp. (the “Company”) approved an amendment to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan (the “Plan”) to increase by 500,000 the number of shares of Company common stock that the Company may issue under the Plan.

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on January 31, 2013.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD

Stanley J. Bradshaw	6,459,318	176,939
William M. Corrigan, Jr.	5,028,843	1,607,414
Gary W. Douglass	6,450,118	186,139

There were 3,552,777 broker non-votes on the proposal.

2.
The approval of the amendment to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance by 500,000 was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN

5,903,656	682,751	49,850

There were 3,552,777 broker non-votes on the proposal.

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN

10,087,682	74,392	26,960

There were no broker non-votes on the proposal.

4.	A non-binding resolution was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN

5,812,121	578,413	245,522

There were 3,552,777 broker non-votes on the proposal.

5.	The frequency of the non-binding resolution on the compensation of the Company’s named executive officers was taken and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN

6,183,314	136,588	178,467	137,884

There were 3,552,777 broker non-votes on the proposal.

The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PULASKI FINANCIAL CORP.

Date: February 1, 2013	By:	/s/ Paul J. Milano
Paul J. Milano
Chief Financial Officer